                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)      October 31, 1996
                                       ----------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)




Delaware                             0-20913                   13-3173139
-------------------------------------------------------------------------------
(State or Other jurisdiction of    (Commission               (IRS Employer of
Incorporation)                     File Number)              Identification No.)



One Teleport Drive, Staten Island, New York                10311
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number including area code                 (718) 355-2000

ITEM 5. OTHER EVENTS

The Registrant issued the following Press Release on October 31, 1996:

TELEPORT COMMUNICATIONS GROUP INC. (TCG) REPORTED THIRD QUARTER 1996 RESULTS:
QUARTERLY REVENUES GREW 53% TO A RECORD $72.7 MILLION WITH EXPANSION OF EBITDA

For Immediate Release:
NEW YORK, N.Y.  OCTOBER 31 , 1996

TCG (Nasdaq/NM:TCGI) reported record third quarter revenues of $72.7 million, a 53% increase over $47.6 million for the same period in 1995. On a sequential quarterly basis, revenues grew 12% while EBITDA (earnings before interest, taxes, depreciation and amortization), a standard industry measure of operating cashflow, improved by 30% to $3.1 million.

September quarter, 1996 was the fourth consecutive quarter of positive EBITDA.
                        ------- Quarter ---------             Nine Months Ended
                                                                September 30
  ($ in millions)           3Q96       3Q95     2Q96             1996   1995
 Revenues                  $72.75     $47.67    $65.11         $195.99 $130.50
% Increase
 96Year/ 95Year                         53%                              50%
 Sequential Qtrly                                 12%
EBITDA                      $3.06    $ ( .04)    $2.35           $6.39  $(1.55)

Revenues for the first nine months of 1996 were $196 million, a $65.5 million or 50% increase over the same period in 1995. Year to date 1996 EBITDA improved by $7.9 million from 1995.

"Third quarter results represent a solid trend of revenue growth. TCG's EBITDA improvements illustrate the operating leverage of our extensive 6,255 route mile network and organizational infrastructure. Concurrent with EBITDA improvements, TCG expanded in existing markets, built new markets and added new products and services." said Bob Annunziata, TCG's Chairman and CEO.

Note: All results (financial and operational) presented in this release for periods prior to July 1, 1996 are on a pro forma basis to reflect the Reorganization, described in TCG's SEC Registration Statements.

REVENUE GROWTH:
---------------

In the third quarter, TCG continued to successfully shift the revenue mix from dedicated services to switched and high speed data services. Switched services grew 74% from the same period in 1995 and 11% from second quarter 1996 and now comprise 40% of third quarter revenues. For the nine months ended September 30, 1996, switched services revenues were 39% of total revenues compared to 34% for the comparable period in 1995.

In the other lines of business, dedicated service revenues grew at 41% in the third quarter of 1996 over the comparable period in 1995. While high speed data is only 2% of total revenues, this line of business continues to be a high growth opportunity for TCG.

Annualized monthly recurring revenue in September, 1996 was $283 million, a 57% increase from $180 million in September 1995.


NETWORK EXPANSION:
------------------
                                  9/96      12/95  Increase
                                  ----      -----  --------
Route Miles                      6,255      5,428      827

Fiber Miles                    316,480    253,285   63,195

Tel. Switches                       22         21        1
ATM Switches                        40         14       26

MSAs                                55         48        7

Voice Grade Equiv            3,712,000  2,871,000  841,000

Buildings (on net)               2,781      2,185       596
         (off net)               4,030      2,551     1,479

Total Bldgs                      6,811      4,736     2,075


For the nine months ended September 30, 1996, capital expenditures totaled $232 million. Use of funds was primarily for expansion of the network by an additional 827 route miles and locations in 596 additional on-net buildings.

In the third quarter, capital expenditures were $105 million. Three fiber optic networks serving the Cleveland, Ohio, Portland, Oregon, and Salt Lake City, Utah metropolitan areas became operational in the third quarter. In addition, the New Jersey digital telephone switch was placed in operation and began generating revenues in September.

OPERATING RESULTS:
------------------

EBITDA margins continue to show steady increases quarter over quarter and were 4.2%, 3.6%, and 1.7% for the third, second and first quarters, respectively in
1996.  For nine months 1996, EBITDA margins are 3.3% of revenues.   The solid
margin expansion trend was a result of network efficiencies in operating expenses, which improved to 60% of revenues for the third quarter from 62% in
the second quarter and from 63%   in third quarter 1995.

At the end of the September 30, 1996, TCG had 1849 employees.

The net loss for the third quarter of 1996 was $33.7 million or $ 0.21 per share compared with $15.7 million for the same period in 1995. The additional net loss was due primarily to an increase of $10.5 in depreciation and $10.4 million in net interest expense associated with network and product expansion.


FINANCINGS AND ACQUISITION:
---------------------------
In early July, TCG repaid the $250 million revolving credit facility and redeemed 7.98 million shares from Continental Cablevision for $121 million.

On October 23rd, TCG announced an agreement in principle to acquire the remaining 75% interest of Eastern Telelogic Corporation (ETC) for approximately $233 million. ETC provides switched, private line and data services in a tri-state region serving Philadelphia, Pennsylvania; Camden, New Jersey; and
Wilmington, Delaware.   This acquisition will strategically position TCG to meet
customers regional calling and local access requirements in the Northeast Corridor from Boston to Washington D.C.









This press release, other than historical financial information, contains forward - looking statements that involve risks and uncertainties detailed in the company's SEC reports and registration statements. Actual results may vary materially.

TABLE 1
-------

                      TELEPORT COMMUNICATIONS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  ( UNAUDITED)

($ in millions)

                                 Three Months Ended
                                   September  30
                                     1996    1995*
                                   ------   ------

Revenue                            $ 72.7   $ 47.6
 Expenses:
  Operating                          43.6     29.9
  Selling, Gen, & Admin              26.0     17.7
  Depreciation/Amort.                25.0     14.5
                                   ------   ------

 Operating loss                     (21.9)   (14.5)

 Interest Income                     14.7      1.2

 Interest Expense                   (26.8)    (2.9)

 Minority Interest                    1.3       .8

 Equity of Unconsol. Affiliates     (  .3)    ( .3)
                                   ------   ------

 Loss Before Taxes                  (33.0)   (15.7)

 Income Tax Provision                 (.7)    (.03)
                                   ------   ------
 Net Loss                           (33.7)   (15.7)

EPS*                               $( .21)    (.12)

Weighted Ave. Shares*               158.9    131.9


*1995 results, including EPS are pro forma for the Reorganizations which occurred in 1996.

TABLE 2
-------

                      TELEPORT COMMUNICATIONS GROUP  INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  ( UNAUDITED)

                                ($ in millions)
                                Nine Months Ended
                                   September 30


                                    1996*     1995*
                                   --------  -------

Revenues                           $ 196.0   $130.5
Expenses:
                                     120.8     81.2
    Operating                         68.8     50.8
    Selling, Gen, & Admin.            68.9     39.2
    Depreciation/Amort             -------   ------


Operating loss                      ( 62.5)   (40.7)
Interest Income                       16.3      3.8
Interest Expense                     (37.8)    (7.4)
 Minority Interest                     3.4      2.3

 Equity of Unconsol. Affiliates     (   .9)    (1.1)
                                   -------   ------

 Loss Before Taxes                   (81.5)   (43.1)

 Income Tax Provision                ( 1.5)     (.4)
                                   -------   ------
 Net Loss                            (83.0)   (43.5)

 EPS                                  (.59)    (.33)

Weighted Ave. Shares                 140.9    131.9


*1995 and YTD 1996 results are pro forma for the Reorganization which occurred in 1996.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.


                                 TELEPORT COMMUNICATIONS
                                 GROUP INC.


Dated:  October 31, 1996
                                 By: /s/ John A. Scarpati
                                     -----------------------------
                          Name:      John A. Scarpati
                          Title:     Senior Vice President and Chief
                                     Financial Officer




Dated:  October 31, 1996
                                 By: /s/ Maria Terranova-Evans
                                     ---------------------------------
                          Name:      Maria Terranova-Evans
                          Title:     Vice President and Controller
                                     (Principal Accounting Officer)